UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014 (May 28, 2014)

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

American Realty Capital Healthcare Trust, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on May 28, 2014. At the annual meeting, the stockholders voted on (i) the election of Nicholas S. Schorsch, William M. Kahane, Leslie D. Michelson, P. Sue Perrotty and Robert H, Burns to the Company’s Board of Directors for one-year terms until the 2015 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified, and (ii) a proposal to ratify the audit committee’s appointment of Grant Thornton LLP as the Company’s independent auditor for 2014. The stockholders elected all five nominees for director and ratified the audit committee’s appointment of Grant Thornton LLP as the Company’s independent auditor for 2014.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nicholas S. Schorsch	35,188,715	1,373,860	971,904	72,608,566
William M. Kahane	35,103,470	1,422,179	1,008,650	72,608,566
Leslie D. Michelson	35,136,868	1,414,020	983,411	72,608,566
Robert H. Burns	35,031,899	1,482,044	1,020,456	72,608,566
P. Sue Perrotty	35,055,697	1,489,693	988,909	72,608,566

Proposal No. 2 — Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,156,519	460,229	1,526,117	*

* No broker non-votes arose in connection with Proposal No. 2, due to the fact that the matter was not considered a “significant matter” under NASDAQ rules.

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: June 3, 2014	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer